                                                                    Exhibit 10.1
--------------------------------------------------------------------------------
                                                                  EXECUTION COPY


                                CREDIT AGREEMENT

                                   dated as of

                                 April 23, 2002

                                      among

                                  METLIFE, INC.
                       METROPOLITAN LIFE INSURANCE COMPANY
                             METLIFE FUNDING, INC.,
                                  as Borrowers

                            The LENDERS Party Hereto

                                  BANK ONE NA,
                                 CITIBANK, N.A.,
                               JPMORGAN CHASE BANK
                                       and
                              WACHOVIA BANK, N.A.,
                            as Co-Syndication Agents


                                       and

                              BANK OF AMERICA, N.A.
                             as Administrative Agent


                                 --------------
                                 $1,250,000,000
                                 --------------


                         BANC OF AMERICA SECURITIES LLC,
                     as Sole Lead Arranger and Book Manager


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
ARTICLE I             DEFINITIONS.............................................................   1

         SECTION  1.1               Defined Terms.............................................   1

         SECTION  1.2               Classification of Loans and Borrowings....................  15

         SECTION  1.3               Terms Generally...........................................  16

         SECTION  1.4               Accounting Terms; GAAP; SAP...............................  16

ARTICLE II            THE CREDITS.............................................................  16

         SECTION  2.1               Commitments...............................................  16

         SECTION  2.2               Loans and Borrowings......................................  17

         SECTION  2.3               Requests for Revolving Borrowings.........................  17

         SECTION  2.4               Competitive Bid Procedure.................................  18

         SECTION  2.5               Funding of Borrowings.....................................  20

         SECTION  2.6               Interest Elections........................................  21

         SECTION  2.7               Termination and Reduction of Commitments..................  22

         SECTION  2.8               Repayment of Loans; Evidence of Debt......................  23

         SECTION  2.9               Prepayment of Loans.......................................  24

         SECTION  2.10              Fees......................................................  24

         SECTION  2.11              Interest..................................................  25

         SECTION  2.12              Alternate Rate of Interest................................  26

         SECTION  2.13              Increased Costs...........................................  26

         SECTION  2.14              Break Funding Payments....................................  27

         SECTION  2.15              Taxes.....................................................  28

         SECTION  2.16              Payments Generally; Pro Rata Treatment;
                                    Sharing of Set-offs.......................................  29

         SECTION  2.17              Mitigation Obligations; Replacement of Lenders............  30

ARTICLE III           THE LETTERS OF CREDIT...................................................  31

         SECTION  3.1               Amounts and Terms of L/C Commitments......................  31

         SECTION  3.2               Issuance, Amendment and Renewal of Letters of Credit......  32

         SECTION  3.3               Drawing and Reimbursements................................  34

         SECTION  3.4               Repayment of L/C Advances.................................  37

         SECTION  3.5               Role of the Lenders.......................................  37

         SECTION  3.6               Obligations Absolute......................................  38

         SECTION  3.7               Risk Participations, Drawings and Reimbursements..........  39

                                      (i)

                                TABLE OF CONTENTS
                                   (Continued)


                                                                                               Page
                                                                                               ----
         SECTION  3.8               Cash Collateral Pledge; Repayment of L/C Advances ........  39

         SECTION  3.9               Letter of Credit Fees.....................................  39

         SECTION  3.10              Uniform Customs and Practice .............................  40

         SECTION  3.11              Applicant.................................................  40

ARTICLE IV            REPRESENTATIONS AND WARRANTIES..........................................  40

         SECTION  4.1               Organization; Powers......................................  40

         SECTION  4.2               Authorization; Enforceability.............................  40

         SECTION  4.3               Governmental Approvals; No Conflicts......................  40

         SECTION  4.4               Financial Condition; No Material Adverse Change...........  41

         SECTION  4.5               Properties................................................  41

         SECTION  4.6               Litigation and Environmental Matters......................  41

         SECTION  4.7               Compliance with Laws and Agreements.......................  42

         SECTION  4.8               Investment and Holding Company Status.....................  42

         SECTION  4.9               Taxes.....................................................  42

         SECTION  4.10              ERISA.....................................................  42

         SECTION  4.11              Disclosure................................................  42

         SECTION  4.12              Margin Stock..............................................  42

ARTICLE V             CONDITIONS..............................................................  43

         SECTION  5.1               Effective Date............................................  43

         SECTION  5.2               Each Credit Event.........................................  43

ARTICLE VI            AFFIRMATIVE COVENANTS...................................................  44

         SECTION  6.1               Financial Statements and Other Information................  44

         SECTION  6.2               Notices of Defaults.......................................  45

         SECTION  6.3               Existence; Conduct of Business............................  45

         SECTION  6.4               Payment of Obligations....................................  45

         SECTION  6.5               Maintenance of Properties; Insurance......................  45

         SECTION  6.6               Books and Records; Inspection Rights......................  45

         SECTION  6.7               Compliance with Laws......................................  46

         SECTION  6.8               Use of Proceeds...........................................  46

         SECTION  6.9               Support Agreement.........................................  46


                                      (ii)

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                               Page
                                                                                               ----
ARTICLE VII           NEGATIVE COVENANTS......................................................  46

         SECTION  7.1               Liens.....................................................  46

         SECTION  7.2               Fundamental Changes.......................................  48

         SECTION  7.3               Transactions with Affiliates..............................  48

         SECTION  7.4               Adjusted Statutory Surplus................................  48

         SECTION  7.5               Consolidated Net Worth....................................  48

ARTICLE VIII          EVENTS OF DEFAULT.......................................................  48

ARTICLE IX            AGENTS..................................................................  51

         SECTION  9.1               Administrative Agent......................................  51

         SECTION  9.2               L/C Administrator.........................................  53

         SECTION  9.3               Co-Syndication Agents.....................................  53

ARTICLE X             MISCELLANEOUS...........................................................  53

         SECTION  10.1              Notices...................................................  53

         SECTION  10.2              Waivers; Amendments.......................................  53

         SECTION  10.3              Expenses; Indemnity: Damage; Waiver.......................  54

         SECTION  10.4              Successors and Assigns....................................  55

         SECTION  10.5              Survival..................................................  58

         SECTION  10.6              Counterparts; Integration; Effectiveness..................  58

         SECTION  10.7              Severability..............................................  59

         SECTION  10.8              Right of Setoff...........................................  59

         SECTION  10.9              Governing Law; Jurisdiction; Consent to Service of Process  59

         SECTION  10.10             WAIVER OF JURY TRIAL......................................  60

         SECTION  10.11             Headings..................................................  60

         SECTION  10.12             Confidentiality...........................................  60

         SECTION  10.13             Existing Agreement .......................................  61


                                     (iii)

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                    Page
                                                                                    ----
SCHEDULES:

Schedule 2.1       - Commitments and L/C Commitments
Schedule 2.11      - Facility Fee and Applicable Rate Grid
Schedule 4.6       - Disclosed Matters


EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Opinion of Counsel to the Borrowers
Exhibit C - Form of L/C Application

                                      (iv)

         CREDIT AGREEMENT dated as of April 23, 2002, among METLIFE, INC. ("MetLife") METROPOLITAN LIFE INSURANCE COMPANY (the "Company") and METLIFE FUNDING, INC. ("Funding" and together with the Company and MetLife, the "Borrowers"); the LENDERS party hereto; BANK ONE, NA, CITIBANK N.A., JPMORGAN CHASE BANK. and WACHOVIA BANK, N.A., as Co-Syndication Agents and BANK OF AMERICA, N.A., as Administrative Agent.

         The parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

                  SECTION 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Adjusted Statutory Surplus" means, at any time, the sum of
(i) surplus (calculated in accordance with the Statutory Statements), plus (ii) asset valuation reserve (calculated in accordance with the Statutory Statements).

                  "Administrative Agent" means Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for the purposes of Section 10.4(b), any special purpose funding vehicle that funds itself principally in the commercial paper market shall not constitute an Affiliate of any Lender.

                  "Agent-Related Persons" means the Administrative Agent, the L/C Administrator and any successor agent or letter of credit administrator arising under Section 9.1, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                                Credit Agreement
                                ----------------

                  "Alternate Base Rate" means a fluctuating rate per annum equal to the higher of: (a) 0.50% per annum above the Federal Funds Effective Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its "prime rate." (The "prime rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                  Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Applicable Insurance Regulatory Authority" means the insurance department or similar insurance regulatory or administrative authority or agency of the jurisdiction in which the Company is domiciled.

                  "Applicable Letter of Credit Fee Rate" means, at any time, the then-effective Applicable Rate.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means the rate determined in accordance with
Schedule 2.11.

                  "Applicant" means, with respect to a particular letter of credit, the Borrower or other Subsidiary of MetLife applying for such Letter of Credit pursuant to Section 3.2.

                  "Arranger" means Banc of America Securities LLC, as sole Lead Arranger and Bank Manager.

                  "Asset Securitization" means a public or private transfer of installment receivables, credit card receivables, lease receivables, mortgage loan receivables, policyholder loan receivables or any other type of secured or unsecured financial assets, which transfer is recorded as a sale according to GAAP as of the date of such transfer.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of Termination Date and the date of termination of the Commitments.

                  "Beneficiary" means any Person for whose benefit a Letter of Credit has been Issued hereunder.

                                Credit Agreement
                                ----------------

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BofA" means Bank of America, N.A.

                  "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.3.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Dallas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Collateral" means cash or account balances delivered as collateral to secure L/C Obligations pursuant to documentation in form and substance satisfactory to the Administrative Agent.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of MetLife, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of MetLife by Persons who were neither (i) nominated by the board of directors of MetLife nor (ii) appointed by directors so nominated.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                                Credit Agreement
                                ----------------

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

                  "Co Applicant" means a Borrower acting as co applicant for an Applicant with respect to a particular Letter of Credit.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder, Issue Letters of Credit or participate in Letters of Credit, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.7, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4. The initial amount of each Lender's Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $1,250,000,000.

                  "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.4.

                  "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" means a request by a Borrower for Competitive Bids in accordance with Section 2.4.

                  "Competitive Loan" means a Loan made pursuant to Section 2.4.

                  "Consolidated Net Worth" means the consolidated stockholders' equity, determined in accordance with GAAP, of MetLife and its Consolidated Subsidiaries.

                  "Consolidated Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                                Credit Agreement
                                ----------------

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.6.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Drawing Request" has the meaning specified in Section 3.3(a).

                  "Drawing Request Date" has the meaning specified in Section 3.3(a).

                  "Effective Amount" means, with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "Effective Date" means the date on which the conditions specified in Section 5.1 are satisfied (or waived in accordance with Section 10.2).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of MetLife or any of its Material Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with MetLife, is treated as a single employer under
Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of

                                Credit Agreement
                                ----------------

ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by MetLife or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by MetLife or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by MetLife or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by MetLife or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from MetLife or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

                  "Event of Default" has the meaning assigned to such term in
Article VIII.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to
Section 2.15(a).

                  "Facility Fee" means the fee, payable to each Lender, which shall accrue at the rate determined in accordance with Schedule 2.11, on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as

                                Credit Agreement
                                ----------------
published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by BofA from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" has the meaning set forth in Section 2.10(b).

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of MetLife.

                  "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Funding" means MetLife Funding, Inc., a Delaware corporation.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Granting Lender" has the meaning specified in Section10.4(i).

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term

                                Credit Agreement
                                ----------------

Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and
(k) all Surplus Relief Reinsurance ceded by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Interest Election Request" means a request by any Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.6.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless

                                Credit Agreement
                                ----------------
otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

                  "Interest Period" means (a) with respect to any Eurodollar Revolving Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as a Borrower may elect, (b) with respect to any Eurodollar Competitive Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Competitive Loan Request and (c) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) any Interest Period that would otherwise end after the Maturity Date shall not be available hereunder. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Issuance Date" has the meaning specified in Section 3.1(a).

                  "Issue" means, with respect to any Letter of Credit, to issue, to amend or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                  "Issuing Lender" means BofA.

                  "Lenders" means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "Letters of Credit" means any letters of credit Issued by the Issuing Lender pursuant to Article III.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period,

                  (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate that appears on Page 3750 of the

                                Credit Agreement
                                ----------------

Telerate Screen for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest at which deposits in dollars (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by the Administrative Agent's London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Letters of Credit, and any notes issued pursuant to Section 2.8(e).

                  "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

                  "L/C Administrator" means BofA's Letter of Credit Operations located at 333 S. Beaudry Ave., 19th Floor, Los Angeles, California 90017, as letter of credit administrator for the Lenders, together with any replacement L/C Administrator arising under Section 9.2.

                  "L/C Advance" means each Lender's participation in any L/C Borrowing in accordance with its L/C Percentage.

                  "L/C Advance Date" has the meaning specified in Section
3.3(c).

                  "L/C Amendment Application" means an application form for amendment of an outstanding letter of credit as shall at any time be in use by the L/C Administrator, as the L/C Administrator shall reasonably request.

                                Credit Agreement
                                ----------------

                  "L/C Application" means an application form in substantially the form attached as Exhibit C for issuances of a letter of credit as shall at any time be in use at the L/C Administrator, as the L/C Administrator shall reasonably request.

                  "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed by a Borrower on the date when made.

                  "L/C Commitment" means the commitment of each Lender to severally Issue Letters of Credit from time to time under Article III, in an amount not to exceed at any time outstanding the amount set forth on Schedule 2.1, as reduced pursuant to Section 2.7 or changed by one or more assignments under Section 10.4. The combined L/C Commitments on the date hereof are $250,000,000.

                  "L/C Obligations" means with respect to any Lender at any time the sum of (a) such Lender's L/C Percentage of the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of such Lender's L/C Advances.

                  "L/C Percentage" means each Lender's percentage share of the L/C Commitments.

                  "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the L/C Administrator's standard form documents for letter of credit issuances or amendments, provided, however, that in instances in which the Letter of Credit is to provide security for a reinsurance reserve credit, the form of Letter of Credit shall be in compliance with all applicable reinsurance laws and regulations.

                  "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  "Margin Stock" means "margin stock" within the meaning of Regulations U and X.

                  "Material Adverse Change" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of MetLife and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or the rights and remedies of the Administrative Agent and the Lenders hereunder.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of MetLife or any of its Material Subsidiaries in an aggregate principal amount exceeding $200,000,000 (or its equivalent in any other currency). For purposes of determining Material Indebtedness, the "principal amount" of

                                Credit Agreement
                                ----------------
the obligations of MetLife or any of its Material Subsidiaries in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that MetLife or such Material Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Material Subsidiary" means, at any time, (i) Funding, (ii) the Company and (iii) each Subsidiary of MetLife that as of such time meets the definition of "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC.

                  "Maturity Date" means the Termination Date.

                  "MetLife" means MetLife, Inc., a Delaware corporation.

                  "Moody's" means Moody's Investors Service Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NAIC" means the National Association of Insurance Commissioners and any successor thereto.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Participant" has the meaning set forth in Section 10.4(e).

                  "Participating Lender" means, with respect to any Letter of Credit, each Lender other than the Issuing Lender.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.4;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.4;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                                Credit Agreement
                                ----------------

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

                  (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which MetLife or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Register" has the meaning set forth in Section 10.4(c).

                  "Regulations D, U and X" means, respectively, Regulations D, U and X of the Board (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for all purposes after the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans plus its L/C Obligations.

                  "Revolving Loan" means a Loan made pursuant to Section 2.1.

                  "SAP" means the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority or the NAIC.

                                Credit Agreement
                                ----------------

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. , and any successor thereto.

                  "SEC" means the Securities and Exchange Commission or any governmental authority succeeding to its principal functions.

                  "SPC" has the meaning specified in Section10.4(i).

                  "Securities Transactions" means (a) securities lending arrangements, and (b) repurchase and reverse repurchase arrangements with respect to securities and financial instruments.

                  "Separate Accounts Assets" means, as at any date, the "Separate Accounts assets" of the Company, determined in accordance with SAP, reported as such in the Statutory Statements of the Company.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Statutory Statement" means a statement of the condition and affairs of the Company, prepared in accordance with SAP, and filed with the Applicable Insurance Regulatory Authority.

                  "Structured Transaction Liens" means Liens granted by the Company to (A) a 99%-owned Subsidiary (the "Relevant Subsidiary") in connection with a structured private investment transaction entered into in September 1999, as the same may be amended from time to time (the "Structured Transaction") where (i) in connection with such transaction, such Liens are assigned to a special purpose Subsidiary of the Company (the "SPV") in which the Company is the holder of all outstanding obligations (other than ordinary course administrative expenses and common equity interests) and (ii) the assets covered by such Liens consist solely of the rights of the Company against the SPV; and
(B) the SPV in connection with the Structured Transaction which are subordinated to, and exercisable only after, the Liens described in the preceding clause (A) and which cover only the assets covered by the Liens described in said clause
(A).

                                Credit Agreement
                                ----------------

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any Consolidated Subsidiary of the parent, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Support Agreement" means the Support Agreement dated as of November 30, 1984 between the Company and Funding, as amended and restated effective as of that date on July 2, 1985.

                  "Surplus Relief Reinsurance" means any transaction in which the Company or any Subsidiary of the Company cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined by the independent certified public accountants of the Company in accordance with principles published by the Financial Accounting Standards Board or the Second Edition of the AICPA Audit Guide for Stock Life Insurance Companies (pp. 91-92), as the same may be revised from time to time.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Termination Date" means April 22, 2005.

                  "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans when made, the Issuance of Letters of Credit when issued and the use of the proceeds thereof.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.2 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                                Credit Agreement
                                ----------------

                  SECTION 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.4 Accounting Terms; GAAP; SAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the case may be, as in effect from time to time; provided that, if MetLife notifies the Administrative Agent that MetLife requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP, as the case may be, or in the application thereof on the operation of such provision (or if the Administrative Agent notifies MetLife that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.1 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower or all Borrowers may borrow, prepay and reborrow Revolving Loans.

                  SECTION 2.2 Loans and Borrowings.

                                Credit Agreement
                                ----------------

                  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.4. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and not joint, and no Lender shall be responsible for any other Lender's failure to make Loans as required. The obligations of the Borrowers to repay Loans and L/C Obligations shall be several, not joint.

                  (b) Subject to Section 2.12, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the relevant Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the relevant Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Revolving Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.3 Requests for Revolving Borrowings. To request a Revolving Borrowing, the relevant Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the relevant Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

                  (i) the name of the Borrower and aggregate amount of the requested Borrowing;

                                Credit Agreement
                                ----------------

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.4 Competitive Bid Procedure.

                  (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period any Borrower or all Borrowers may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, the relevant Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrowers may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the relevant Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.2:

                  (i) the name of the Borrower and aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
          Day;

                                Credit Agreement
                                ----------------

                           (iii) whether such Borrowing is to be a Eurodollar
                  Borrowing or a Fixed Rate Borrowing;

                           (iv) the Interest Period to be applicable to such
                  Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                           (v) the location and number of the relevant
                  Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

                  Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

                  (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the relevant Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $10,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the relevant Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places), and (iii) the Interest Period applicable to each such Loan and the last day thereof.

                  (c) The Administrative Agent shall promptly notify the relevant Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

                  (d) Subject only to the provisions of this paragraph, the relevant Borrower may accept or reject any Competitive Bid. Such Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of such Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the

                                Credit Agreement
                                ----------------

Competitive Bids accepted by such Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, such Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made by such Borrower in consultation with the Administrative Agent pro rata in accordance with the amount of each such Competitive Bid, and
(v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; and provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the relevant Borrower in consultation with the Administrative Agent. A notice given by the relevant Borrower pursuant to this paragraph shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the relevant Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                  SECTION 2.5 Funding of Borrowings.

                  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the relevant Borrower by crediting the amounts so received on the proposed date of the Borrowing, in immediately available funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its

                                Credit Agreement
                                ----------------
share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the relevant Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.6 Interest Elections.

                  (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

                  (i) the name of the Borrower and Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                                Credit Agreement
                                ----------------

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Revolving Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the relevant Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.7 Termination and Reduction of Commitments.

                  (a) Unless previously terminated, the Commitments shall terminate on the Termination Date.

                  (b) Upon the occurrence of a Change in Control, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrowers, terminate the Commitments and thereupon the Commitments shall terminate immediately.

                  (c) The Borrowers may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and (ii) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with
Section 2.9, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments. The L/C Commitments will be reduced proportionately with any reduction of the Commitments.

                  (d) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments

                                Credit Agreement
                                ----------------
delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.8 Repayment of Loans; Evidence of Debt.

                  (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower hereunder on the Maturity Date, and (ii) to the Administrative Agent for account of each Lender the then unpaid principal amount of each Competitive Loan made to such Borrower on the last day of the Interest Period applicable to such Loan.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the name of the Borrower and amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent from any Borrower hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                                Credit Agreement
                                ----------------

                  SECTION 2.9 Prepayment of Loans.

                  (a) Each Borrower shall have the right at any time and from time to time to prepay without penalty (except as may be provided in Section 2.14) any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that no Borrower shall have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

                  (b) The Borrowers shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the name of the Borrower, the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
Section 2.7, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.7. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in
Section 2.2. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

                  (c) Upon the occurrence of a Change in Control, each Borrower agrees that if requested by the Administrative Agent (acting at the request of the Required Lenders) such Borrower will promptly prepay each Loan, together with accrued interest; provided that no prepayment of any Competitive Loan shall be made without the prior consent of the Lender thereof.

                  SECTION 2.10 Fees.

                  (a) MetLife agrees to pay a Facility Fee to the Administrative Agent for account of each Lender. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Facility Fees accruing after the date on which the Commitments terminate shall be payable on demand.

                  (b) Each Borrower agrees to pay to the Administrative Agent for its own account a fee for each Competitive Bid Request submitted by such Borrower under Section 2.4 in an amount agreed to in the fee letter dated March 27, 2002 (the "Fee Letter").

                                Credit Agreement
                                ----------------

                  (c) MetLife agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent, including the annual administrative fee described in the Fee Letter.

                  (d) Each Borrower agrees to pay the participation fee and the structuring and syndicating fee, each described in the Fee Letter, to the Administrative Agent for the Account of each Lender and to the Administrative Agent for its own account, respectively.

                  (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of the participation fee and the Facility Fee, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.11 Interest.

                  (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at (i) in the case of a Eurodollar Revolving Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, determined in accordance with Schedule 2.11, or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

                  (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

                  (d) Each L/C Advance shall bear interest payable on demand as if it were an ABR Borrowing.

                  (e) Notwithstanding the foregoing, if any principal of or interest on any Loan, L/C Advance or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph
(a) of this Section.

                  (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                                Credit Agreement
                                ----------------

                  (g) All interest and fees hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the BofA's prime rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.12 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the relevant Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the relevant Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by such Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowing shall be permitted.

                  SECTION 2.13 Increased Costs.

                  (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender;

                                Credit Agreement
                                ----------------
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the relevant Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company as a consequence of this Agreement or the Loans made to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time each Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company, as the case may be, for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the relevant Borrower(s) and shall be conclusive absent manifest error. Such Borrower(s) shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the relevant Borrower(s) of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

                  SECTION 2.14 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including, without limitation, as a result of a mandatory prepayment under Section 2.9(c) or an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.9(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the

                                Credit Agreement
                                ----------------

Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by any Borrower pursuant to Section 2.17, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.15 Taxes.

                  (a) Any and all payments by or on account of any obligation of each Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Each Borrower shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                                Credit Agreement
                                ----------------

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the relevant Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the relevant Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.16 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 901 Main St., 66th Floor, Dallas, Texas 75202, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate

                                Credit Agreement
                                ----------------
amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to MetLife or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.17 Mitigation Obligations; Replacement of Lenders.

                  (a) If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall, upon the request of such Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                                Credit Agreement
                                ----------------

                  (b) If any Lender (or any Participant in Loans made by such Lender) requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender (or any Participant in Loans made by such Lender) or any Governmental Authority for account of any Lender (or any Participant in Loans made by such Lender) pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to
Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                  ARTICLE III

                              THE LETTERS OF CREDIT

                  SECTION 3.1 Amounts and Terms of L/C Commitments.

                  (a) On the terms and conditions set forth herein the Issuing Lender agrees from time to time on any Business Day (A) during the Availability Period to Issue Letters of Credit for the account of any Applicant and to amend or renew Letters of Credit previously Issued by it in accordance with Section 3.2(a),and (B) to honor properly drawn drafts under the Letters of Credit Issued by it and the Participating Lenders agree to participate in the obligations under Letters of Credit; provided that the Issuing Lender shall not be obligated to Issue (and no Participating Lender shall be obligated to participate in) any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (i) the Effective Amount of all L/C Obligations exceeds the combined L/C Commitments or (ii) the Revolving Credit Exposure plus the aggregate principal amount of the outstanding Competitive Bid Loans exceeds the total Commitments. If the Applicant on any particular Letter of Credit is not a Borrower, a Borrower must sign as Co Applicant with respect to such Letter of Credit to complete the L/C Application. Each Letter of Credit shall be issued by the Issuing Lender. Within the foregoing limits, and subject to the other terms and conditions hereof, each Applicant's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, each Applicant may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have

                                Credit Agreement
                                ----------------
been drawn upon and reimbursed. There shall not be more than 30 Letters of Credit outstanding at any time unless the Borrowers and the Required Lenders otherwise agree.

                  (b) The Issuing Lender shall not be under any obligation to Issue any Letter of Credit and no Participating Lender shall have any obligation to participate in any Letter of Credit if:

                        (i) the Administrative Agent or L/C Administrator has received written notice from the Required Lenders or a Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                        (ii) the expiry date of such Letter of Credit is (A) more than one year after the date of such Letter of Credit, or (B) after the Termination Date, unless all of the Lenders have approved such expiry date in writing;

                        (iii) such Letter of Credit is not in form and substance reasonably acceptable to the Administrative Agent, the L/C Administrator and the Required Lenders; or

                        (iv) such Letter of Credit is denominated in a currency other than dollars, unless the Borrowers and all the Lenders shall otherwise agree.

                  (c) The L/C Advances made and the Letters of Credit Issued by the Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be prima facie evidence as to the amount of the L/C Advances made to each Applicant and the Letters of Credit Issued for the account of each Applicant, and the amounts of principal, interest and fees owing hereunder. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Applicant hereunder to pay any amount owing with respect to any L/C Advance or any Letter of Credit.

                  SECTION 3.2 Issuance, Amendment and Renewal of Letters of Credit.

                  (a) Each Letter of Credit shall be Issued by the Issuing Lender upon the irrevocable written request of a Borrower (which shall be the Applicant or Co Applicant with respect to such Letter of Credit) received by the L/C Administrator at least 5 Business Days (or such shorter time as the Administrative Agent, the L/C Administrator and the Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed date of issuance. The L/C Administrator shall promptly advise the Administrative Agent of any such request and the Administrative Agent shall promptly advise each Lender thereof. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the L/C
Administrator: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the Applicant and if the Applicant is not a Borrower, that the requesting Borrower shall be the Co Applicant; (iii) the face amount of the Letter of Credit; (iv) the expiry date of the Letter of Credit;
(v) the name and address of the Beneficiary thereof; (vi) the documents to be

                                Credit Agreement
                                ----------------
presented by the Beneficiary of the Letter of Credit in case of any drawing thereunder; (vii) the full text of any certificate to be presented by the Beneficiary in case of any drawing thereunder; and (viii) such other matters as the L/C Administrator may reasonably require. The L/C Administrator is hereby authorized to execute and deliver each Letter of Credit on behalf of the Issuing Lender. In the event of a conflict between the provisions of this Agreement and the provisions of an L/C Application, this Agreement shall govern.

                  (b) From time to time while a Letter of Credit is outstanding and prior to the Maturity Date, the Issuing Lender will, upon the written request of any Applicant and Co Applicant (if there shall be a Co Applicant with respect to such Letter of Credit) received by the L/C Administrator at least 5 Business Days (or such shorter time as the Administrative Agent, the L/C Administrator and the Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit Issued by it. The L/C Administrator shall promptly advise the Administrative Agent of any such request. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail reasonably satisfactory to the L/C Administrator: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the L/C Administrator may reasonably require. The Issuing Lender shall not have any obligation to amend any Letter of Credit and no Participating Lender shall have any obligation to participate in any amended Letter of Credit if: (A) such Lender would have not been obligated at such time to Issue or participate in such Letter of Credit in its amended form under the terms of this Agreement; or (B) the Beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. The Lenders agree, upon the request of any Applicant and Co Applicant (if there shall be a Co Applicant with respect to such Letter of Credit) at any time prior to the Termination Date and as long as no Default shall have occurred and be continuing and if the representations and warranties set forth in Article IV shall be true and correct as of the date of such request, to amend any Letter of Credit to extend the expiry date thereof to a date not later than one year from the date of extension.

                  (c) The Administrative Agent shall promptly notify the Issuing Lender of the receipt of a written request from any Applicant for the issuance of or an amendment to a Letter of Credit and, with respect to the issuance of a Letter of Credit, the amount of such Letter of Credit. The Administrative Agent shall promptly notify each Participating Lender of its share of the risk of a Letter of Credit, which shall equal its L/C Percentage. In addition, at least two Business Days prior to the issuance or amendment of any Letter of Credit, the Administrative Agent will confirm to the Lenders (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Applicant and, if applicable, the Co Applicant.

                  (d) With respect to a request to Issue a Letter of Credit, unless the Administrative Agent has received, on or before the Business Day immediately preceding the date on which the Issuing Lender is to Issue such Letter of Credit, (A) notice from the Required Lenders or a Borrower directing the Administrative Agent not to permit the issuance of such

                                Credit Agreement
                                ----------------

Letter of Credit because such issuance is not then permitted under Section 3.1(a) as a result of the limitations set forth therein or (B) a notice described in Section 3.1(b)(i), then, subject to the terms and conditions hereof, the L/C Administrator shall, on the requested date, cause a Letter of Credit to be Issued by the Issuing Lender for the account of the applicable Applicant in accordance with the L/C Administrator's usual and customary business practices.

                  (e) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                  (f) The L/C Administrator, concurrently or promptly following the delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to a Beneficiary, shall send to the Administrative Agent and the Lenders a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit. After giving effect to the Issuance of any Letter of Credit, there shall be no more than 30 Letters of Credit outstanding, unless the Borrowers and the Required Lenders otherwise agree.

                  SECTION 3.3 Drawing and Reimbursements.

                  (a) With respect to each Letter of Credit for which the L/C Administrator receives a request for a drawing which is in form and substance satisfactory to the L/C Administrator (a "Drawing Request"), if such Drawing Request is received prior to 10:00 a.m. (New York time) on any Business Day, such Business Day shall be the "Drawing Request Date" and if such Drawing Request is received after 10:00 a.m. (New York time) on any Business Day, the following Business Day shall be the "Drawing Request Date." Upon receiving a Drawing Request, the L/C Administrator shall promptly notify the Applicant and, if applicable, the Co Applicant, of such Drawing Request (which notice may be oral if immediately confirmed in writing (including by facsimile)) and upon receipt of such notification, the Applicant or, if applicable, the Co Applicant shall promptly reimburse the Issuing Lender (or the Administrative Agent on behalf of the Issuing Lender) for the amount of such drawing by delivering to the L/C Administrator in immediately available funds the amount of the Drawing Request. Nothing herein stated shall be deemed a waiver by the Lenders of the obligation of the Applicant and, if applicable, the Co Applicant to make such prompt reimbursement. To the extent that funds are received by the L/C Administrator prior to 3:00 p.m. (New York time) on the first Business Day after the Drawing Request Date, the L/C Administrator shall promptly, on behalf of the Issuing Lender, make an equivalent amount available to the Beneficiary of the related Letter of Credit on such first Business Day after the Drawing Request Date and shall reimburse itself for such amount with the reimbursement payment theretofore made by the Applicant or, if applicable, the Co Applicant.

                  (b) With respect to any Drawing Request, if immediately available funds are not received by the L/C Administrator from the Applicant or, if applicable, the Co Applicant prior to 3:00 p.m. (New York time) on the first Business Day after the Drawing Request Date in the amount of such Drawing Request, the L/C Administrator shall promptly notify the Administrative Agent and the Administrative Agent shall notify each Lender on the first Business Day after the Drawing Request Date of such Drawing Request and such Lender's share of such Drawing Request (which shall be an amount equal to (i) such Lender's L/C Percentage

                                Credit Agreement
                                ----------------
multiplied by the lesser of (ii)(A) the maximum amount available to be drawn under such Letter of Credit and (B) the amount of such drawing which was not reimbursed by the Applicant or, if applicable, the Co Applicant pursuant to
Section 3.3(a)) and the Applicant or, if the Applicant is not a Borrower, the Co Applicant shall be deemed to have requested an L/C Borrowing in an amount equal to the amount of such drawing which was not reimbursed by the Applicant or, if applicable, the Co Applicant pursuant to Section 3.3(a). Any notice given by the Administrative Agent to the Lenders pursuant to this Section 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that (i) the failure of the Administrative Agent to give any such notice in sufficient time to enable any Lender to effect such payment at the time required under
Section 3.3(c) or (ii) the failure of the Administrative Agent to deliver an immediate confirmation of such notice shall not affect the conclusiveness or binding effect of such notice or relieve any Lender from its obligations under this Section 3.3.

                  (c) Upon receiving a Drawing Request pursuant to Section 3.3(b), each Lender shall make available to the Administrative Agent for the account of L/C Administrator by 3:00 p.m. (New York time) in immediately available funds on the second Business Day after the Drawing Request Date (such date, an "L/C Advance Date") its share of such request. Upon delivering such funds to the Administrative Agent pursuant to this Section 3.3(c), such Lender shall be deemed to have made an L/C Advance to the Applicant or, if the Applicant is not a Borrower, the Co Applicant in such amount. To the extent that immediately available funds are received by the Administrative Agent from the Lenders prior to 3:00 p.m. (New York time) on any L/C Advance Date, the Administrative Agent shall notify the L/C Administrator and the L/C Administrator shall promptly make such funds available to the Beneficiary of the related Letter of Credit on such date. To the extent that the L/C Administrator has not delivered funds to any Beneficiary on behalf of a Lender pursuant to the first sentence of Section 3.3(d) and that immediately available funds are received by the Administrative Agent from such Lender: (i) after 3:00 p.m. on any L/C Advance Date, the L/C Administrator shall make such funds available to such Beneficiary on the next Business Day following such L/C Advance Date; (ii) prior to 3:00 p.m. on any Business Day after the L/C Advance Date, the L/C Administrator shall make those funds available to such Beneficiary on such Business Day; and (iii) after 3:00 p.m. on any Business Day after the L/C Advance Date, the L/C Administrator shall make those funds available to such Beneficiary on the next Business Day following such Business Day.

                  (d) Unless the Administrative Agent or L/C Administrator receives notice from a Lender prior to any L/C Advance Date that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Applicant or, if the Applicant is not a Borrower, the Co Applicant, the amount of such Lender's L/C Advance on such L/C Advance Date, the Administrative Agent and the L/C Administrator may assume that such Lender has made such amount available to the Administrative Agent in immediately available funds on the L/C Advance Date and the L/C Administrator may (but shall not be required), in reliance upon such assumption, make available to the Beneficiary of the related Letter of Credit on such date such Lender's L/C Advance. If and to the extent (i) any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and (ii) the L/C Administrator in such circumstances has made available to the Beneficiary such amount, then such Lender shall, on the Business Day following such L/C

                                Credit Agreement
                                ----------------
                                       35

Advance Date, make such amount available to the Administrative Agent, together with interest thereon until the date made available (i) at the Federal Funds Effective Rate for the period ending two Business Days after such L/C Advance Date and (ii) at the Alternate Base Rate plus 2.00% thereafter. A notice of the Administrative Agent submitted to a Lender with respect to amounts owing under
Section 3.3(b) shall be conclusive, absent manifest error. If such amount is so made available, together with interest thereon, such payment to the Administrative Agent shall constitute such Lender's L/C Advance on the L/C Advance Date for all purposes of this Agreement.

                  (e) The failure of any Lender to make any L/C Advance on any L/C Advance Date shall not relieve any other Lender of any obligation hereunder to make an L/C Advance on such L/C Advance Date, and neither the Administrative Agent, the L/C Administrator nor any Lender shall be responsible for the failure of any other Lender to make any L/C Advance on any L/C Advance Date. Each Lender's obligation in accordance with this Agreement to make L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Administrative Agent or the L/C Administrator and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the L/C Administrator, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Nothing contained in this Agreement, and no actions taken by the Lenders, the L/C Administrator or the Administrative Agent pursuant hereto or in connection with a Letter of Credit shall be deemed to constitute the Lenders, together or with the Administrative Agent and the L/C Administrator, a partnership, association, joint venture or other entity.

                  SECTION 3.4 Repayment of L/C Advances. Upon (and only upon) receipt by the Administrative Agent of immediately available funds from the Applicant or Co Applicant in repayment of any L/C Advances, the Administrative Agent (i) shall deduct and retain from such repayment an amount not to exceed the aggregate unreimbursed payments, if any, which were made by the L/C Administrator pursuant to the first sentence of Section 3.3(d), and then (ii) shall pay to each Lender, in the same funds as those received by the Administrative Agent, such Lender's share of any funds remaining after giving effect to clause (i) above. The Applicant or, if any applicable, the Co Applicant may repay any L/C Advances on any Business Day.

                  SECTION 3.5 Role of the Lenders. (a) Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, neither the L/C Administrator nor the Issuing Lender shall have any responsibility to obtain any document (other than any sight draft and certificate expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Agent-Related Person nor any of their respective correspondents, participants or assignees shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required

                                Credit Agreement
                                ----------------

Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                  (c) The Applicants and Co Applicants hereby assume all risks of the acts or omissions of any Beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude any Borrower's pursuing such rights and remedies as it may have against the Beneficiary or transferee at law or under any other agreement. Neither any Agent-Related Person, Issuing Lender nor any of their respective correspondents, participants or assignees shall be liable or responsible for any of the matters described in clauses (i) through (vii) of
Section 3.6; provided that, anything in such clauses to the contrary notwithstanding, any Applicant or Co Applicant may have a claim against the Administrative Agent or L/C Administrator, and the Administrative Agent or L/C Administrator may be liable to any Applicant or Co Applicant, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Applicant or Co Applicant which such Applicant or Co Applicant, in a final judgment of a court of competent jurisdiction, proves were caused primarily by the Administrative Agent's or L/C Administrator's willful misconduct or gross negligence or the L/C Administrator's willful failure to pay under any Letter of Credit after the presentation to it by the Beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) the L/C Administrator may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) neither the L/C Administrator nor the Issuing Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  SECTION 3.6 Obligations Absolute. The obligations of the Applicants and Co Applicants under this Agreement and any L/C-Related Document to reimburse the Administrative Agent, the L/C Administrator and the Lenders for a drawing under a Letter of Credit and to repay any L/C Borrowing shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                  (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Applicant or Co Applicant in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents (other than an unauthorized increase in the amount thereof);

                  (iii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any Beneficiary or any transferee of any Letter of

                                Credit Agreement
                                ----------------

         Credit (or any Person for whom any such Beneficiary or any such transferee may be acting), the Administrative Agent, the L/C Administrator, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                  (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                  (v) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any Beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of any Applicant or Co Applicant in respect of any Letter of Credit; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Applicant, Co Applicant or a guarantor.

                  SECTION 3.7 Risk Participations, Drawings and Reimbursements. Immediately upon the Issuance of each Letter of Credit, each Participating Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) its L/C Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                  SECTION 3.8 Cash Collateral Pledge; Repayment of L/C Advances. On the Maturity Date, or, if sooner, upon the occurrence of any Event of Default, if any Letter of Credit remains outstanding and partially or wholly undrawn or if any L/C Advances remain outstanding, then the Applicant or Co Applicant (i) shall immediately Cash Collateralize such Letters of Credit in an amount equal to the maximum amount then available to be drawn under all Letters of Credit and (ii) shall pay to the Administrative Agent, for the account of the Lenders, the aggregate principal amount of all L/C Advances outstanding on such date.

                  SECTION 3.9 Letter of Credit Fees.

                  (a) MetLife shall pay to the Administrative Agent for the account of each Lender a letter of credit fee with respect to each Letter of Credit outstanding during the prior

                                Credit Agreement
                                ----------------
calendar quarter based on the Applicable Letter of Credit Fee Rate (or the Applicable Letter of Credit Fee Rate plus 2%, if an Event of Default has occurred and is continuing) per annum on the average daily maximum amount available to be drawn on such outstanding Letter of Credit during such period.

                  (b) MetLife shall pay to the Administrative Agent for the account of the Issuing Lender a fronting fee with respect to each Letter of Credit equal to the L/C Percentage share of each Participating Lender of such Letter of Credit times the rate set forth in the Fee Letter.

                  (c) The letter of credit fees and fronting fees payable under Sections 3.9(a) and (b) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), commencing on the first such date to occur after the Closing Date.

                  (d) The applicable Applicant shall pay to the Administrative Agent and L/C Administrator from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Administrator relating to letters of credit as from time to time in effect.

                  SECTION 3.10 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce or the International Standby Practices, as set forth in the particular Letter of Credit, most recently promulgated at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to each Letter of Credit.

                  SECTION 3.11 Applicant. The Borrower designated as the Co Applicant with respect to a Letter of Credit shall be jointly and severally obligated for all obligations of the Applicant (other than a Borrower) with respect to said Letter of Credit under this Agreement or any L/C Document.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants to the Lenders, as to itself and its Subsidiaries, as applicable, that:

                  SECTION 4.1 Organization; Powers. MetLife and each of its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.


                                Credit Agreement
                                ----------------

                  SECTION 4.2 Authorization; Enforceability. The Transactions are within each Borrower's corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Support Agreement has been duly executed and delivered by and constitutes a legal, valid and binding obligation of the Company and Funding, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 4.3 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Borrower or any order of any Governmental Authority, and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower.

                  SECTION 4.4 Financial Condition; No Material Adverse Change.

                  (a) MetLife has heretofore furnished to the Lenders its audited consolidated balance sheet and statements of earnings, equity and cash flows (i) as of and for the fiscal year ended December 31, 2001, reported on by Deloitte & Touche, LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of MetLife and its Consolidated Subsidiaries, as of the date thereof and for such fiscal year, in accordance with GAAP.

                  (b) The Company has heretofore furnished to each of the Lenders the annual Statutory Statement of the Company as at and for the year ended December 31, 2001, as filed with the Applicable Insurance Regulatory Authority. Such Statutory Statement presents fairly, in all material respects, the financial position and results of operations of the Company , as of the date thereof and for such year, in accordance with SAP.

                  (c) Since December 31, 2001, there has been no material adverse change in the business, assets, property, condition (financial or otherwise) or prospects of MetLife and its Subsidiaries taken as a whole from that set forth in the respective financial statements referred to in Sections 4.4(a) and 4.4(b).

                  SECTION 4.5 Properties.

                  (a) MetLife and each of its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects

                                Credit Agreement
                                ----------------
in title that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

                  (b) MetLife and each of its Material Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by MetLife and its Material Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

                  SECTION 4.6 Litigation and Environmental Matters.

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting MetLife or any of its Material Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely, individually or in the aggregate, to result in a Material Adverse Change (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, neither MetLife nor any of its Material Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  SECTION 4.7 Compliance with Laws and Agreements. MetLife and each of its Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. No Default has occurred and is continuing.

                  SECTION 4.8 Investment and Holding Company Status. Neither MetLife nor any of its Material Subsidiaries (other than Funding) is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, and Funding is an "investment company" as defined in such Act that is exempt from the requirements of such Act. Neither MetLife nor any of its Material Subsidiaries is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 4.9 Taxes. MetLife and each of its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which MetLife or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.


                                Credit Agreement
                                ----------------

                  SECTION 4.10 ERISA. Each Plan and, to the knowledge of MetLife, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Change.

                  SECTION 4.11 Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of MetLife to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, MetLife represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 4.12 Margin Stock. No part of the proceeds of any Loan hereunder will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Not more than 25% of the value (as determined by any reasonable method) of the assets of any of the Borrowers is represented by Margin Stock.

                                   ARTICLE V

                                   CONDITIONS

                  SECTION 5.1 Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received an opinion, addressed to it and the Lenders and dated the Effective Date, of counsel to the Company, substantially in the form of Exhibit B, and covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent, its counsel or any Lender may reasonably request relating to the organization, existence and good standing of each of the Borrowers, the authorization of the Transactions and any other legal matters relating to the Borrowers, this

                                Credit Agreement
                                ----------------

Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., New York City time, on April 23, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 5.2 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of each of the Borrowers set forth in this Agreement (other than, after the Effective Date, in Section 4.4(c) and in Section 4.6) shall be true and correct on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

                  (c) At the time of and immediately after giving effect to such Borrowing, no default or event or condition which constitutes a default or which upon notice, lapse of time or both would, unless cured or waived, become a default shall have occurred and be continuing under the Support Agreement.

                  (d) The Borrower is authorized to perform its obligations in respect of the proposed Borrowing.

Each Borrowing shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE VI

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Borrower covenants and agrees with the Lenders that:

                  SECTION 6.1 Financial Statements and Other Information. MetLife will furnish to the Administrative Agent and each Lender:


                                Credit Agreement
                                ----------------

                  (a) (i) as soon as available, but not later than 120 days after the end of each fiscal year of MetLife, copies of MetLife's annual report on Form 10-K as filed with the SEC for such fiscal year; and (ii) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of MetLife, copies of MetLife's quarterly report on Form 10-Q as filed with the SEC for such fiscal quarter, in each case certified by an appropriate Financial Officer as being the complete and correct copies of the statements on such forms furnished by MetLife to the SEC;

                  (b) concurrently with any delivery of financial statements under clause (a) above or (except as to clause (ii) of this paragraph (b)) clause (c) or (d) below, a certificate of a Financial Officer of MetLife (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.4 and 7.5 and (iii) stating whether any change in GAAP or SAP, as the case may be, or in the application thereof has occurred since the date of the financial statements referred to in Section 4.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (c) within 5 days after filing with the Applicable Insurance Regulatory Authority and in any event within 60 days after the end of each year, the annual Statutory Statement of the Company for such year, certified by one of its Financial Officers as presenting fairly in all material respects the financial position of the Company for such year in accordance with SAP;

                  (d) within 5 days after filing with the Applicable Insurance Regulatory Authority and in any event within 60 days after the end of each of the first three quarterly periods of each year, the quarterly Statutory Statement of the Company for such period, certified by one of its Financial Officers as presenting fairly in all material respects the financial position of the Company for such period in accordance with SAP; and

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of MetLife or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

         The delivery requirements of this Section 6.1 and of Section 4.4 may be complied with by the Borrowers posting the required information on an Intralinks site (or a successor site) available to the Lenders and payment of the applicable Intralinks fees.

                  SECTION 6.2 Notices of Defaults. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the occurrence of any Default. Each such notice shall be accompanied by a statement of a Financial Officer or other executive officer of MetLife setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.


                                Credit Agreement
                                ----------------

                  SECTION 6.3 Existence; Conduct of Business. MetLife will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or other transaction permitted under Section 7.2.

                  SECTION 6.4 Payment of Obligations. MetLife will, and will cause each of its Material Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Change before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) MetLife or such Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Change.

                  SECTION 6.5 Maintenance of Properties; Insurance. MetLife will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 6.6 Books and Records; Inspection Rights. MetLife will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. MetLife will, and will cause each of its Material Subsidiaries to, permit any representative designated by the Administrative Agent (and, if a Default shall have occurred and be continuing, any representatives designated by any Lender), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 6.7 Compliance with Laws. MetLife will, and will cause each of its Material Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

                  SECTION 6.8 Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes (including the back-up of commercial paper) of MetLife and its Subsidiaries in the ordinary course of business; provided that no part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X; provided further that no part of the proceeds of any Loan will be used, whether directly or indirectly, to acquire the capital stock or business of any other Person without the consent of such Person; and provided further that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.


                                Credit Agreement
                                ----------------

                  SECTION 6.9 Support Agreement. The Company and Funding will maintain the Support Agreement in full force and effect, and comply with the provisions thereof, and will not modify, supplement or waive any of its provisions without the prior consent of the Administrative Agent (with the approval of the Required Lenders); provided that any modification, supplement or waiver that reduces or impairs the support provided to Funding shall require the approval of all Lenders.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each Borrower covenants and agrees with the Lenders that:

                  SECTION 7.1 Liens. None of the Borrowers will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien existing on any property or asset prior to the acquisition thereof by such Borrower; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of such Borrower, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition;

                  (c) Liens on assets acquired, constructed or improved by such Borrower; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such assets, and (iii) such security interests shall not apply to any other property or assets of such Borrower;

                  (d) Liens on any property or assets of any Person existing at the time such Person is merged or consolidated with or into such Borrower and not created in contemplation of such event;

                  (e) Liens on any real property securing Indebtedness in respect of which (i) the recourse of the holder of such Indebtedness (whether direct or indirect and whether contingent or otherwise) under the instrument creating the Lien or providing for the Indebtedness secured by the Lien is limited to such real property directly securing such Indebtedness and (ii) such holder may not under the instrument creating the Lien or providing for the Indebtedness secured by the Lien collect by levy of execution or otherwise against assets or property of such Borrower (other than such real property directly securing such Indebtedness) if such Borrower

                                Credit Agreement
                                ----------------
fails to pay such Indebtedness when due and such holder obtains a judgment with respect thereto, except for recourse obligations that are customary in "non-recourse" real estate transactions;

                  (f) Liens arising out of Securities Transactions entered into in the ordinary course of business and on ordinary business terms;

                  (g) Structured Transaction Liens;

                  (h) Liens arising out of Asset Securitizations;

                  (i) Liens on Separate Accounts Assets;

                  (j) Liens arising out of the ordinary course of the Borrowers' business that do not secure any Indebtedness; provided that the obligations of the Borrowers secured by such Liens shall not exceed $2,000,000,000 at any one time outstanding;

                  (k) Liens not otherwise permitted by the foregoing clauses of this Section 7.1; provided that the aggregate principal amount of the Indebtedness secured by such Liens shall not exceed $3,000,000,000 at any one time outstanding; and

                  (l) any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or assets (other than a substitution of like assets) unless such additional Indebtedness or assets would have been permitted in connection with the original creation, incurrence or assumption of such Lien.

                  SECTION 7.2 Fundamental Changes.

                  (a) No Borrower will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (excluding assets sold or disposed of in the ordinary course of business), or (in the case of the Company) all or any substantial part of the stock of Funding or the Company (in each case, whether now owned or hereafter acquired), or liquidate or dissolve; provided that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary of a Borrower may merge into such Borrower in a transaction in which such Borrower is the surviving corporation, (ii) Funding may sell, transfer, lease or otherwise dispose of its assets to the Company, including via liquidation, so long as the Company expressly assumes the obligations of Funding hereunder and under the promissory notes issued hereunder, and (iii) a Borrower may merge or consolidate with any other Person if such Borrower is the surviving corporation.

                  (b) MetLife will not, and will not permit any of its Material Subsidiaries to, engage to any material extent in any business other than (i) businesses of the type conducted by MetLife and its Material Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto or
(ii) the business of providing financial services.


                                Credit Agreement
                                ----------------

                  SECTION 7.3 Transactions with Affiliates. MetLife will not, and will not permit any of its Material Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to MetLife or such Material Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, and (b) transactions between or among MetLife and its wholly-owned Subsidiaries not involving any other Affiliate.

                  SECTION 7.4 Adjusted Statutory Surplus. The Company will not permit the Adjusted Statutory Surplus, calculated as of the last day of each fiscal quarter of the Company, to be less than $6,750,000,000.

                  SECTION 7.5 Consolidated Net Worth. MetLife will not permit its Consolidated Net Worth, calculated as of the last day of each fiscal quarter, to be less than $12,000,000,000.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  If any of the following events ("Events of Default") shall occur:

                  (a) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or shall fail to reimburse any drawing under any Letter of Credit when and as due pursuant to
Article III;

                  (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of MetLife or any of its Material Subsidiaries in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.2, 6.3 (with respect to such Borrower's existence), 6.8 or 6.9 or in Article VII;

                  (e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof

                                Credit Agreement
                                ----------------
from the Administrative Agent to the relevant Borrower (which notice will be given at the request of any Lender);

                  (f) MetLife or any of its Material Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of MetLife or any of its Material Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for MetLife or any or its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) MetLife or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for MetLife or any or its Material Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) MetLife or any of its Material Subsidiaries shall become unable, admit in writing or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $200,000,000 (or its equivalent in any other currency) shall be rendered against MetLife, any Material Subsidiary of MetLife or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed; or

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably

                                Credit Agreement
                                ----------------
be expected to result in liability of MetLife and its Material Subsidiaries in an aggregate amount exceeding $100,000,000 in any year;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, (A) the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(B) the Administrative Agent may, and at the request of the Lenders holding more than 50% of the aggregate outstanding principal amount of the Loans shall, by notice to the Borrowers, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                   ARTICLE IX

                                     AGENTS

                  SECTION 9.1 Administrative Agent.

                  (a) Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  (b) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with MetLife or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  (c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and

                                Credit Agreement
                                ----------------

(c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to MetLife or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrowers or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made by any other Person in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  (d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  (e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  (f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative

                                Credit Agreement
                                ----------------

Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Section 9.1 and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  (g) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  SECTION 9.2 L/C Administrator. The L/C Administrator shall act on behalf of the Issuing Lender with respect to any Letters of Credit Issued by the Lenders and the documents associated therewith and shall have all of the benefits and immunities provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by such L/C Administrator in connection with Letters of Credit Issued by the Issuing Lender or proposed to be Issued by the Issuing Lender and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Article IX, included the L/C Administrator with respect to such acts or omissions.

                  SECTION 9.3 Co-Syndication Agents. The Co-Syndication Agents named on the cover page of this Agreement, in their capacities as such, shall have no obligation, responsibility or required performance hereunder and shall not become liable in any manner to any party hereto. No party hereto shall have any obligation or liability, or owe any performance, hereunder, to a Co-Syndication Agent in its capacity as such.

                                   ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:


                                Credit Agreement
                                ----------------

                  (a) if to MetLife, the Company or Funding, to it at One MetLife Plaza, Area 7B, Long Island City, NY 11101, Attention: Tracey Dedrick;

                  (b) if to the Administrative Agent, to 901 Main St., 66th Floor, Dallas, Texas 75202, Attention: Leslie Reed; and

                  (c) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 10.2 Waivers; Amendments.

                  (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify

                                Credit Agreement
                                ----------------
or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

                  SECTION 10.3 Expenses; Indemnity: Damage; Waiver.

                  (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit Issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Company shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the use or proposed use of the proceeds of any Loan or any Letter of Credit, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating thereto, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrowers shall not assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, any Letter of Credit or the use of the proceeds thereof.


                                Credit Agreement
                                ----------------

                  (e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

                  SECTION 10.4 Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of MetLife and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of MetLife and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of MetLife otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VIII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this

                                Credit Agreement
                                ----------------

Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect

                                Credit Agreement
                                ----------------
to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless MetLife is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.15(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (h) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Company or any Affiliate or Subsidiary thereof without the prior written consent of each Lender.

                  (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and MetLife, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this
Section 10.4(i), any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interest in any Loan to the Granting Lender or to any institutions (consented to by MetLife and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. No SPC shall have any voting rights under Section 10.2 and the Borrowers may deal only with the Lenders. This section may not be amended without the written consent of all the Lenders.


                                Credit Agreement
                                ----------------

                  SECTION 10.5 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.3 and
Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.6 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.8 Right of Setoff. Subject to Section 2.16(c), if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the relevant Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.


                                Credit Agreement
                                ----------------

                  SECTION 10.9 Governing Law; Jurisdiction; Consent to Service of Process.

                  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrowers or their respective properties in the courts of any jurisdiction.

                  (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.


                                Credit Agreement
                                ----------------

                  SECTION 10.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company. In the event that any Lender becomes legally compelled to disclose any confidential Information pursuant to paragraph (c) of this Section, such Lender shall give prompt written notice of that fact to the Borrowers prior to the disclosure so that the Borrowers may seek an appropriate remedy to prevent or limit such disclosure and the Lenders shall cooperate reasonably (at the expense of the Borrowers) with the Borrowers in seeking such remedy. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 10.13 Existing Agreement. On the date of the execution and delivery of this Agreement by the parties hereto, the 364 Day Credit Agreement dated as of April 25, 2001, as amended, among the Company, Funding, certain financial institutions and certain banks shall automatically terminate and all principal and interest payable thereunder shall have been paid.


                                Credit Agreement
                                ----------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                  METLIFE, INC.


                                                  By: /s/ Anthony J. Williamson
                                                      _________________________
                                                  Title: Senior Vice President
                                                         and Treasurer

                                                  METROPOLITAN LIFE INSURANCE
                                                      COMPANY

                                                  By: /s/ Anthony J. Williamson
                                                      _________________________
                                                  Title: Senior Vice President
                                                         and Treasurer


                                                  METLIFE FUNDING, INC.


                                                  By: /s/ Anthony J. Williamson
                                                      _________________________
                                                  Title: Senior Vice President
                                                         and Treasurer


                                Credit Agreement
                                ----------------

                                                    BANK OF AMERICA, N.A.
                                                      individually and as
                                                      Administrative Agent,


                                                    By: /s/ Leslie Reed
                                                        -------------------
                                                    Title: Vice President
                                                           ----------------

                                Credit Agreement
                                ----------------

                                                    BANK ONE, NA

                                                    By: /s/ Gretchen Reetzer
                                                        ------------------------
                                                    Title: Director
                                                          ----------------------



                                Credit Agreement
                                ----------------

                                                    CITIBANK, N.A.


                                                    By: /s/ Illegible
                                                        ------------------------
                                                    Title: Vice President
                                                          ----------------------


                                Credit Agreement
                                ----------------

                                                    JPMORGAN CHASE BANK

                                                    By: /s/ Heather Lindstrom
                                                        ------------------------
                                                    Title: Vice President
                                                          ----------------------



                                Credit Agreement
                                ----------------

                                                    WACHOVIA BANK, NA

                                                    By: /s/ Lance P. Black
                                                        ________________________
                                                    Title: Director
                                                          ______________________


                                Credit Agreement
                                ----------------

                                                  [RESERVED]

                                                  By: ________________________
                                                  Title:______________________


                                Credit Agreement
                                ----------------

                                                    THE NORTHERN TRUST COMPANY

                                                    By: /s/ Illegible
                                                        ________________________
                                                    Title: Second Vice President
                                                          ______________________


                                Credit Agreement
                              --------------------

                                        DEUTSCHE BANK AG, NEW YORK BRANCH

                                        By:  /s/ John S. McGill
                                             __________________________________
                                        Title: Director
                                              _________________________________

                                        By: /s/ Illegible
                                             __________________________________
                                        Title: Associate
                                              _________________________________


                                Credit Agreement
                              --------------------

                                             ROYAL BANK OF CANADA

                                             By: /s/ G. King
                                                 _______________________________
                                             Title: Senior Manager
                                                   _____________________________


                                Credit Agreement
                              --------------------

                                             CREDIT SUISSE FIRST BOSTON
                                             Cayman Islands Branch

                                             By: /s/ Jay Chall
                                                 _______________________________
                                             Title: Director
                                                   _____________________________

                                             By: /s/ Jeffrey Bernstein
                                                 _______________________________
                                             Title: Vice President
                                                   _____________________________



                                Credit Agreement
                              --------------------

                                             U.S. BANK NATIONAL ASSOCIATION


                                             By: /s/ Robert A. Flosbach
                                                 _______________________________
                                             Title: Senior Vice President
                                                   _____________________________


                                Credit Agreement
                              --------------------

                                                    FLEET NATIONAL BANK

                                                    By: /s/ Lawrence C. Bigelow
                                                        ________________________
                                                    Title: Managing Director
                                                          ______________________


                                Credit Agreement
                              --------------------

                                                 MELLON BANK, N.A.


                                                 By: /s/ Carrie Burnham
                                                     ___________________________

                                                 Title: Assistant Vice President
                                                       _________________________


                                Credit Agreement
                                ----------------

                                                    BNP PARIBAS

                                                    By: /s/ Judy C. Yip
                                                       ________________________

                                                    Title: Vice President
                                                          ______________________



                                                    By: /s/ Laurent Vanderzyppe
                                                        ________________________

                                                    Title: Director
                                                          ______________________


                                Credit Agreement
                                ----------------

                                                    PNC BANK, NA

                                                    By: /s/ Illegible
                                                        ________________________

                                                    Title: Sr. Vice President
                                                          ______________________


                                Credit Agreement
                                ----------------

                                             STATE STREET BANK AND TRUST COMPANY


                                             By: /s/ Edward M. Anderson
                                                 _______________________________

                                             Title: Vice President
                                                   _____________________________


                                Credit Agreement
                                ----------------

                                                   LEHMAN COMMERCIAL PAPER, INC.


                                                   By: /s/ Michele Swanson
                                                       _________________________
                                                   Title:Authorized Signatory
                                                         _______________________


                                Credit Agreement
                                ----------------

                                  Schedule 2.1

                         COMMITMENTS AND L/C COMMITMENTS

            Lender                              Commitment       L/C Commitment
            ------                              ----------       --------------
Bank of America, N.A.                        $  110,000,000       $  22,000000
Bank One, NA                                 $   97,500,000       $ 19,500,000
Citibank, N.A.                               $   97,500,000       $ 19,500,000
JPMorgan Chase Bank                          $   97,500,000       $ 19,500,000
Wachovia Bank, NA                            $   97,500,000       $ 19,500,000
BNP Paribas                                  $   85,000,000       $ 17,000,000
Credit Suisse First Boston                   $   85,000,000       $ 17,000,000
Deutsche Bank AG, New York Branch            $   85,000,000       $ 17,000,000
Lehman Commercial Paper, Inc.                $   85,000,000       $ 17,000,000
Fleet National Bank                          $   70,000,000       $ 14,000,000
Mellon Bank, N.A.                            $   70,000,000       $ 14,000,000
The Northern Trust Company                   $   70,000,000       $ 14,000,000
State Street Bank and Trust Company          $   50,000,000       $ 10,000,000
U.S. Bank National Association               $   50,000,000       $ 10,000,000
Royal Bank of Canada                         $   50,000,000       $ 10,000,000
PNC Bank, NA                                 $   50,000,000       $ 10,000,000

COMMITMENTS                                  $1,250,000,000       $250,000,000

                                Credit Agreement
                                ----------------

                                  Schedule 2.11

                      FACILITY FEE AND APPLICABLE RATE GRID

         The per annum rate used in calculating the Facility Fee shall be, at any time, the rate per annum set forth in the table below opposite the long term unsecured senior, non-credit enhanced debt rating of the lowest rated of the Borrowers by S&P and Moody's.

         The Applicable Rate shall be, at any time, the rate per annum set forth in the table below opposite the long term unsecured senior, non-credit enhanced debt rating of the individual Borrower by S&P and Moody's.

         In the case of a split rating for an individual Borrower, the higher rating will apply to the calculation of the Facility Fee and the Applicable Rate. In the event of a multiple split rating for an individual Borrower, the applicable rating shall be one level higher than the lowest rating.

                   SENIOR UNSECURED
   LEVEL              DEBT RATING              FACILITY FEE           APPLICABLE RATE
   -----              -----------              ------------           ---------------
     I                  AA-/Aa3                   .070%                    .130%
     II                  A+/A1                    .080%                    .170%
    III                  A/A2                     .100%                    .200%
     IV                  A-/A3                    .125%                    .275%
     V                 BBB+/Baa1                  .150%                    .350%
     VI                BBB/Baa2                   .200%                    .675%
    VII                BBB-/Baa3                  .250%                    1.000%

                                Credit Agreement
                                ----------------

                                  Schedule 4.6

                                DISCLOSED MATTERS


LEGAL PROCEEDINGS

Sales Practices Claims

         Over the past several years, Metropolitan Life, New England Mutual Life Insurance Company ("New England Mutual") and General American have faced numerous claims, including class action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. These lawsuits are generally referred to as "sales practices claims."

         In December 1999, the United States District Court for the Western District of Pennsylvania approved a class action settlement resolving litigation against Metropolitan Life involving certain alleged sales practices claims. The settlement class includes most of the owners of permanent life insurance policies and annuity contracts or certificates issued pursuant to individual sales in the United States by Metropolitan Life, Metropolitan Insurance and Annuity Company or Metropolitan Tower Life Insurance Company between January 1, 1982 and December 31, 1997. The class includes owners of approximately six million in-force or terminated insurance policies and approximately one million in-force or terminated annuity contracts or certificates. Implementation of the settlement is substantially completed.

         Similar sales practices class actions against New England Mutual, with which Metropolitan Life merged in 1996, and General American, which was acquired in 2000, have been settled. The New England Mutual case, approved by the United States District Court for the District of Massachusetts in October 2000, involves approximately 600,000 life insurance policies sold during the period January 1, 1983 through August 31, 1996. Implementation of the New England Mutual class action settlement is substantially completed. The General American case, approved by the United States District Court for the Eastern District of Missouri, and affirmed by the appellate court in October 2001, involves approximately 250,000 life insurance policies sold during the period January 1, 1982 through December 31, 1996. A petition for writ of certiorari to the United States Supreme Court has been filed by objectors to the settlement. Implementation of the General American class action settlement is proceeding.

         Metropolitan Life expects that the total cost of its class action settlement will be approximately $957 million. It is expected that the total cost of the New England Mutual class action settlement will be approximately $160 million. General American expects that the total cost of its class action settlement will be approximately $68 million.

         Certain class members have opted out of the class action settlements noted above and have brought or continued non-class action sales practices lawsuits. As of December 31, 2001, there are approximately 420 sales practices lawsuits pending against Metropolitan Life, approximately 40 sales practices lawsuits pending against New England Mutual and approximately 40 sales practices lawsuits pending against General American. Metropolitan Life, New England Mutual and General American continue to vigorously defend themselves against these lawsuits. Some individual sales practices claims have been resolved through settlement, won by dispositive motions, or, in a few instances, have gone to trial. Most of the current cases seek substantial damages, including in some cases punitive and treble damages and attorneys'


                                Credit Agreement
                                ----------------
fees. Additional litigation relating to the Company's marketing and sales of individual life insurance may be commenced in the future.

         The Metropolitan Life class action settlement did not resolve two putative class actions involving sales practices claims filed against Metropolitan Life in Canada, and these actions remain pending. In October 2001, the United States District Court for the Southern District of New York approved the settlement of a class action alleging improper sales abroad that was brought against Metropolitan Life, Metropolitan Insurance and Annuity Company, Metropolitan Tower Life Insurance Company and various individual defendants. No appeal was filed and the settlement is being implemented.

         The Company believes adequate provision has been made in its consolidated financial statements for all reasonably probable and estimable losses for sales practices claims against Metropolitan Life, New England Mutual and General American.

         During 1998, Metropolitan Life purchased excess of loss reinsurance agreements to provide reinsurance with respect to sales practices claims made on or prior to December 31, 1999 and for certain mortality losses in 1999. The premium for the excess of loss reinsurance agreements was $529 million. These reinsurance agreements had a maximum aggregate limit of $650 million, with a maximum sublimit of $550 million for losses for sales practices claims. The coverage was in excess of an aggregate self-insured retention of $385 million with respect to sales practices claims and $506 million, plus the Company's statutory policy reserves released upon the death of insureds, with respect to life mortality losses. The excess of loss reinsurance agreements were amended in 2000 to transfer mortality risks under the Metropolitan Life class action settlement agreement. Recoveries have been made under the reinsurance agreements for the sales practices claims. Although there is no assurance that other reinsurance claim submissions will be paid, the Company believes payment is likely to occur. The Company accounts for the aggregate excess of loss reinsurance agreements as reinsurance; however, if deposit accounting were applied, the effect on the Company's consolidated financial statements in 2001, 2000 and 1999 would not be significant.

         Regulatory authorities in a small number of states have had investigations or inquiries relating to Metropolitan Life's, New England Mutual's or General American's sales of individual life insurance policies or annuities. Over the past several years, these and a number of investigations by other regulatory authorities were resolved for monetary payments and certain other relief. The Company may continue to resolve investigations in a similar manner.

Asbestos-Related Claims

         Metropolitan Life is also a defendant in thousands of lawsuits seeking compensatory and punitive damages for personal injuries allegedly caused by exposure to asbestos or asbestos-containing products. Metropolitan Life has never engaged in the business of manufacturing, producing, distributing or selling asbestos or asbestos-containing products. Rather, these lawsuits, currently numbering in the thousands, have principally been based upon allegations relating to certain research, publication and other activities of one or more of Metropolitan Life's employees during the period from the 1920's through approximately the 1950's and alleging that Metropolitan Life learned or should have learned of certain health risks posed by asbestos and, among other things, improperly publicized or failed to disclose those health risks. Legal theories asserted against Metropolitan Life have included negligence, intentional tort claims and conspiracy claims concerning the health risks associated with


                                Credit Agreement
                                ----------------
asbestos. While Metropolitan Life believes it has meritorious defenses to these claims, and has not suffered any adverse judgments in respect of these claims, most of the cases have been resolved by settlements. Metropolitan Life intends to continue to exercise its best judgment regarding settlement or defense of such cases, including when trials of these cases are appropriate. The number of such cases that may be brought or the aggregate amount of any liability that Metropolitan Life may ultimately incur is uncertain.

         The following table sets forth the total number of asbestos personal injury claims pending against Metropolitan Life as of the dates indicated, the number of new claims during the years ended on those dates and the total settlement payments made to resolve asbestos personal injury claims during those years:

                                                                                             AT OR FOR THE YEARS ENDED
                                                                                                   DECEMBER 31,
                                                                                                  ------------
                                                                                        2001           2000         1999
                                                                                        ----           ----         ----
         Asbestos personal injury claims at year end (approximate)..............       89,000         73,000       60,000
         Number of new claims during year (approximate).........................       59,500         54,500       35,500
         Settlement payments during year (dollars in millions)(1)...............        $90.7          $71.1       $113.3



(1) Settlement payments represent payments made during the year in connection with settlements made in that year and in prior years. Amounts do not include Metropolitan Life's attorneys' fees and expenses and do not reflect amounts received from insurance carriers.

         Prior to the fourth quarter of 1998, Metropolitan Life established a liability for asbestos-related claims based on settlement costs for claims that Metropolitan Life had settled, estimates of settlement costs for claims pending against Metropolitan Life and an estimate of settlement costs for unasserted claims. The amount for unasserted claims was based on management's estimate of unasserted claims that would be probable of assertion. A liability is not established for claims which management believes are only reasonably possible of assertion. Based on this process, the accrual for asbestos-related claims at December 31, 1997 was $386 million. Potential liabilities for asbestos-related claims are not easily quantified, due to the nature of the allegations against Metropolitan Life, which are not related to the business of manufacturing, producing, distributing or selling asbestos or asbestos-containing products, adding to the uncertainty as to the number of claims that may be brought against Metropolitan Life.

         During 1998, Metropolitan Life decided to pursue the purchase of excess insurance to limit its exposure to asbestos-related claims noted above. In connection with the negotiations with the casualty insurers to obtain this insurance, Metropolitan Life obtained information that caused management to reassess the accruals for asbestos-related claims. This information included:

         - Information from the insurers regarding the asbestos-related claims experience of other insureds, which indicated that the number of claims that were probable of assertion against Metropolitan Life in the future was significantly greater than it had assumed in its accruals. The number of claims brought against Metropolitan Life is generally a reflection of the number of asbestos-related claims brought


                                Credit Agreement
                                ----------------
                  against asbestos defendants generally and the percentage of those claims in which Metropolitan Life is included as a defendant. The information provided to Metropolitan Life relating to other insureds indicated that Metropolitan Life had been included as a defendant for a significant percentage of total asbestos-related claims and that it may be included in a larger percentage of claims in the future, because of greater awareness of asbestos litigation generally by potential plaintiffs and plaintiffs' lawyers and because of the bankruptcy and reorganization or the exhaustion of insurance coverage of other asbestos defendants; and that, although volatile, there was an upward trend in the number of total claims brought against asbestos defendants.

         - Information derived from actuarial calculations Metropolitan Life made in the fourth quarter of 1998 in connection with these negotiations, which helped to frame, define and quantify this liability. These calculations were made using, among other things, current information regarding Metropolitan Life's claims and settlement experience (which reflected Metropolitan Life's decision to resolve an increased number of these claims by settlement), recent and historic claims and settlement experience of selected other companies and information obtained from the insurers.

         Based on this information, Metropolitan Life concluded that certain claims that previously were considered as only reasonably possible of assertion were probable of assertion, increasing the number of assumed claims to approximately three times the number assumed in prior periods. As a result of this reassessment, Metropolitan Life increased its liability for asbestos-related claims to $1,278 million at December 31, 1998.

         During 1998, Metropolitan Life paid $878 million in premiums for excess insurance policies for asbestos-related claims. The excess insurance policies for asbestos-related claims provide for recovery of losses up to $1,500 million, which is in excess of a $400 million self-insured retention. The asbestos-related policies are also subject to annual and per-claim sublimits. Amounts are recoverable under the policies annually with respect to claims paid during the prior calendar year. As a result of the excess insurance policies, $878 million was recorded as a recoverable at December 31, 2001, 2000 and 1999. Although amounts paid in any given year that are recoverable under the policies will be reflected as a reduction in the Company's operating cash flows for that year, management believes that the payments will not have a material adverse effect on the Company's liquidity. Each asbestos-related policy contains an experience fund and a reference fund that provides for payments to the Company at the commutation date if experience under the policy to such date has been favorable, or pro rata reductions from time to time in the loss reimbursements to the Company if the cumulative return on the reference fund is less than the return specified in the experience fund. It is likely that a claim will be made under the excess insurance policies in 2003 for a portion of the amounts paid with respect to asbestos litigation in 2002. If at some point in the future, the Company believes the liability for probable and estimable losses for asbestos-related claims should be increased, an expense would be recorded and the insurance recoverable would be adjusted subject to the terms, conditions and limits of the excess insurance policies. Portions of the change in the insurance recoverable would be deferred and amortized into income over the estimated remaining settlement period of the insurance policies.

         The Company believes adequate provision has been made in its consolidated financial statements for all reasonably probable and estimable losses for asbestos-related claims. Estimates


                                Credit Agreement
                                ----------------
of the Company's asbestos exposure are very difficult to predict due to the limitations of available data and the substantial difficulty of predicting with any certainty numerous variables that can affect liability estimates, including the number of future claims, the cost to resolve claims and the impact of any possible future adverse verdicts and their amounts. Recent bankruptcies of other companies involved in asbestos litigation, as well as advertising by plaintiffs' asbestos lawyers, may be resulting in an increase in the number of claims and the cost of resolving claims, as well as the number of trials and possible verdicts Metropolitan Life may experience. Plaintiffs are seeking additional funds from defendants, including Metropolitan Life, in light of such recent bankruptcies by certain other defendants. Metropolitan Life is studying its recent claims experience, published literature regarding asbestos claims experience in the United States and numerous variables that can affect its asbestos liability exposure, including the recent bankruptcies of other companies involved in asbestos litigation and legislative and judicial developments, to identify trends and to assess their impact on the previously recorded asbestos liability. It is reasonably possible that the Company's total exposure to asbestos claims may be greater than the liability recorded by the Company in its consolidated financial statements and that future charges to income may be necessary. While the potential future charges could be material in particular quarterly or annual periods in which they are recorded, based on information currently known by management, it does not believe any such charges are likely to have a material adverse effect on the Company's consolidated financial position.

         Property and Casualty Actions

         A purported class action suit involving policyholders in four states was filed in a Rhode Island state court against a Metropolitan Life subsidiary, Metropolitan Property and Casualty Insurance Company, with respect to claims by policyholders for the alleged diminished value of automobiles after accident-related repairs. After the court denied plaintiffs' motion for class certification, the plaintiffs dismissed the lawsuit with prejudice. Similar "diminished value" purported class action suits have been filed in Texas and Tennessee against Metropolitan Property and Casualty Insurance Company; a Texas trial court recently denied plaintiffs' motion for class certification and a hearing on plaintiffs' motion in Tennessee for class certification is to be scheduled. A purported class action has been filed against Metropolitan Property and Casualty Insurance Company's subsidiary, Metropolitan Casualty Insurance Company, in Florida. The complaint alleges breach of contract and unfair trade practices with respect to allowing the use of parts not made by the original manufacturer to repair damaged automobiles. Discovery is ongoing and a motion for class certification is pending. A two-plaintiff individual lawsuit brought in Alabama alleges that Metropolitan Property and Casualty Insurance Company and CCC, a valuation company, violated state law by failing to pay the proper valuation amount for a total loss. Total loss valuation methods also are the subject of national class actions involving other insurance companies. A Pennsylvania state court purported class action lawsuit filed in August 2001 alleges that Metropolitan Property and Casualty Insurance Company improperly took depreciation on partial homeowner losses where the insured replaced the covered item. In addition, in Florida, Metropolitan Property and Casualty Insurance Company has been named in a class action alleging that it improperly established preferred provider organizations (hereinafter "PPO"). Other insurers have been named in both the Pennsylvania and the PPO cases. Metropolitan Property and Casualty Insurance Company and Metropolitan Casualty Insurance Company are vigorously defending themselves against these lawsuits.


                                Credit Agreement
                                ----------------

         Demutualization Actions

         Several lawsuits were brought in 2000 challenging the fairness of Metropolitan Life's plan of reorganization and the adequacy and accuracy of Metropolitan Life's disclosure to policyholders regarding the plan. These actions name as defendants some or all of Metropolitan Life, the Holding Company, the individual directors, the New York Superintendent of Insurance and the underwriters for MetLife, Inc.'s initial public offering, Goldman Sachs & Company and Credit Suisse First Boston. Five purported class actions pending in the Supreme Court of the State of New York for New York County have been consolidated within the commercial part. Metropolitan Life has moved to dismiss these consolidated cases on a variety of grounds. In addition, there remains a separate purported class action in New York state court in New York County that Metropolitan Life also has moved to dismiss. Another purported class action in New York state court in Kings County has been voluntarily held in abeyance by plaintiffs. The plaintiffs in the state court class actions seek injunctive, declaratory and compensatory relief, as well as an accounting and, in some instances, punitive damages. Some of the plaintiffs in the above described actions also have brought a proceeding under Article 78 of New York's Civil Practice Law and Rules challenging the Opinion and Decision of the New York Superintendent of Insurance that approved the plan. In this proceeding, petitioners seek to vacate the Superintendent's Opinion and Decision and enjoin him from granting final approval of the plan. This case also is being held in abeyance by plaintiffs. Another purported class action is pending in the Supreme Court of the State of New York for New York County and has been brought on behalf of a purported class of beneficiaries of Metropolitan Life annuities purchased to fund structured settlements claiming that the class members should have received common stock or cash in connection with the demutualization. Metropolitan Life has moved to dismiss this case on a variety of grounds. Three purported class actions were filed in the United States District Court for the Eastern District of New York claiming violation of the Securities Act of 1933. The plaintiffs in these actions, which have been consolidated, claim that the Policyholder Information Booklets relating to the plan failed to disclose certain material facts and seek rescission and compensatory damages. Metropolitan Life's motion to dismiss these three cases was denied on July 23, 2001. A purported class action also was filed in the United States District Court for the Southern District of New York seeking damages from Metropolitan Life and the Holding Company for alleged violations of various provisions of the Constitution of the United States in connection with the plan of reorganization. On July 9, 2001, pursuant to a motion to dismiss filed by Metropolitan Life, this case was dismissed by the District Court. Plaintiffs have appealed to the United States Court of Appeals for the Second Circuit. Metropolitan Life, the Holding Company and the individual defendants believe they have meritorious defenses to the plaintiffs' claims and are contesting vigorously all of the plaintiffs' claims in these actions.

         In 2001, a lawsuit was filed in the Superior Court of Justice, Ontario, Canada on behalf of a proposed class of certain former Canadian policyholders against the Holding Company, Metropolitan Life, and Metropolitan Life Insurance Company of Canada. Plaintiffs' allegations concern the way that their policies were treated in connection with the demutualization of Metropolitan Life; they seek damages, declarations, and other non-pecuniary relief. The defendants believe they have meritorious defenses to the plaintiffs' claims and will contest vigorously all of plaintiffs' claims in this matter.

         Race-Conscious Underwriting Claims

         Insurance Departments in a number of states initiated inquiries in 2000 about possible race-conscious underwriting of life insurance. These inquiries generally have been directed to all


                                Credit Agreement
                                ----------------
life insurers licensed in their respective states, including Metropolitan Life and certain of its subsidiaries. The New York Insurance Department has commenced examinations of certain domestic life insurance companies, including Metropolitan Life, concerning possible past race-conscious underwriting practices. Metropolitan Life is cooperating fully with that inquiry, which is ongoing. Four purported class action lawsuits filed against Metropolitan Life in 2000 and 2001 alleging racial discrimination in the marketing, sale, and administration of life insurance policies have been consolidated in the United States District Court for the Southern District of New York. The plaintiffs seek unspecified monetary damages, punitive damages, reformation, imposition of a constructive trust, a declaration that the alleged practices are discriminatory and illegal, injunctive relief requiring Metropolitan Life to discontinue the alleged discriminatory practices and adjust policy values, and other relief. At the outset of discovery, Metropolitan Life moved for summary judgment on statute of limitations grounds. On June 27, 2001, the District Court denied that motion, citing, among other things, ongoing discovery on relevant subjects. The ruling does not prevent Metropolitan Life from continuing to pursue a statute of limitations defense. Plaintiffs have moved for certification of a class consisting of all non-Caucasian policyholders purportedly harmed by the practices alleged in the complaint. Metropolitan Life has opposed the class certification motion. Metropolitan Life has been involved in settlement discussions to resolve the regulatory examinations and the actions pending in the United States District Court for the Southern District of New York. In that connection, Metropolitan Life has recorded a $250 million pre-tax charge in the fourth quarter of 2001 as probable and estimable costs associated with the anticipated resolution of these matters.

         In the fall of 2001, 12 lawsuits were filed against Metropolitan Life on behalf of approximately 109 non-Caucasian plaintiffs in their individual capacities in state court in Tennessee. The complaints allege under state common law theories that Metropolitan Life discriminated against non-Caucasians in the sale, formation and administration of life insurance policies. The plaintiffs have stipulated that they do not seek and will not accept more than $74,000 per person if they prevail on their claims. Early in 2002, two individual actions were filed against Metropolitan Life in federal court in Alabama alleging both federal and state law claims of racial discrimination in connection with the sale of life insurance policies issued. Metropolitan Life is contesting vigorously plaintiffs' claims in the Tennessee and Alabama actions.

         Other

         In March 2001, a putative class action was filed against Metropolitan Life in the United States District Court for the Southern District of New York alleging gender discrimination and retaliation in the MetLife Financial Services unit of the Individual segment. The plaintiffs seek unspecified compensatory damages, punitive damages, a declaration that the alleged practices are discriminatory and illegal, injunctive relief requiring Metropolitan Life to discontinue the alleged discriminatory practices, an order restoring class members to their rightful positions (or appropriate compensation in lieu thereof), and other relief. Metropolitan Life is vigorously defending itself against these allegations.

         A lawsuit has been filed against Metropolitan Life in Ontario, Canada by Clarica Life Insurance Company regarding the sale of the majority of Metropolitan Life's Canadian operation to Clarica in 1998. Clarica alleges that Metropolitan Life breached certain representations and warranties contained in the sale agreement, that Metropolitan Life made misrepresentations upon which Clarica relied during the negotiations and that Metropolitan Life was negligent in the


                                Credit Agreement
                                ----------------
performance of certain of its obligations and duties under the sale agreement. Metropolitan Life is vigorously defending itself against this lawsuit.

         General American has received and responded to subpoenas for documents and other information from the office of the U.S. Attorney for the Eastern District of Missouri with respect to certain administrative services provided by its former Medicare Unit during the period January 1, 1988 through December 31, 1998, which services ended and which unit was disbanded prior to MetLife's acquisition of General American. The subpoenas were issued as part of the Government's criminal investigation alleging that General American's former Medicare Unit engaged in improper billing and claims payment practices. The Government is also conducting a civil investigation under the federal False Claims Act. General American is cooperating fully with the Government's investigations. In March 2002, General American and the Government reached an agreement in principle to resolve all issues through a civil settlement. The agreement is subject to approvals and there can be no assurance that it will be approved.

         Various litigation, claims and assessments against the Company, in addition to those discussed above and those otherwise provided for in the Company's consolidated financial statements, have arisen in the course of the Company's business, including, but not limited to, in connection with its activities as an insurer, employer, investor, investment advisor and taxpayer. Further, state insurance regulatory authorities and other federal and state authorities regularly make inquiries and conduct investigations concerning the Company's compliance with applicable insurance and other laws and regulations.

         Summary

         It is not feasible to predict or determine the ultimate outcome of all pending investigations and legal proceedings or provide reasonable ranges of potential losses, except as noted above in connection with specific matters. In some of the matters referred to above, very large and/or indeterminate amounts, including punitive and treble damages, are sought. Although in light of these considerations it is possible that an adverse outcome in certain cases could have a material adverse effect upon the Company's consolidated financial position, based on information currently known by the Company's management, in its opinion, the outcomes of such pending investigations and legal proceedings are not likely to have such an effect. However, given the large and/or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company's operating results or cash flows in particular quarterly or annual periods.

ENVIRONMENTAL CONSIDERATIONS

         As an owner and operator of real property, the Company is subject to extensive federal, state and local environmental laws and regulations. Inherent in such ownership and operation is also the risk that there may be potential environmental liabilities and costs in connection with any required remediation of such properties. In addition, the Company holds equity interests in companies that could potentially be subject to environmental liabilities. The Company routinely has environmental assessments performed with respect to real estate being acquired for investment and real property to be acquired through foreclosure. The Company cannot provide assurance that unexpected environmental liabilities will not arise. However, based on


                                Credit Agreement
                                ----------------
information currently available to management, management believes that any costs associated with compliance with environmental laws and regulations or any remediation of such properties will not have a material adverse effect on the Company's business, results of operations and financial condition.


                                Credit Agreement
                                ----------------

                                                                       EXHIBIT A

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of April 23, 2002 (as amended and in effect on the date hereof, the "Credit Agreement"), among MetLife, Inc., Metropolitan Life Insurance Company, MetLife Funding, Inc.; the Lenders named therein, Bank One, NA, Citibank, N.A., JPMorgan Chase Bank. and Wachovia Bank, N.A., as Co-Syndication Agents and Bank of America, N.A., as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Revolving Loans and L/C Obligations owing to the Assignor which are outstanding on the Assignment Date, excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.15(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.4(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                           Assignment and Acceptance
                           _________________________

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date")(1):

                                                                             Percentage Assigned of
                                                                             Facility/Commitment
                                                                             (set forth, to at
                                     Principal Amount                        least 8 decimals, as a
                                     Assigned (and                           percentage of the
                                     identifying                             Facility and the
                                     information as to                       aggregate Commitments
                                     individual                              of all Lenders
Facility                             Competitive Loans)                      thereunder)
--------                             ------------------                      ----------------------
Commitment Assigned:                                                         $                    %
Revolving Loans:
Competitive Loans:

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                        [Name of Assignor], as Assignor

                                        By: ____________________________________
                                            Name:
                                            Title:


------------------
(1) Must be at least five Business Days after execution hereof by all required parties.

                           Assignment and Acceptance
                           -------------------------

                                                              [Name of Assignee], as Assignee

                                                              By: _________________________________________________
                                                                  Name:
                                                                  Title:


The undersigned hereby consent to the within assignment:(2)

[Name of Borrower],                                           Bank of America, N.A.,
                                                              as Administrative Agent,


By:__________________________________________________         By:__________________________________________________
     Name:                                                        Name:
     Title:                                                       Title:

------------------
(2) Consents to be included to the extent required by Section 10.4(b) of the Credit Agreement.


                           Assignment and Acceptance
                           -------------------------

                                                                       EXHIBIT B

                 [Form of Opinion of Counsel for the Borrowers]


                                 April 23, 2002



To the Lenders Referred to Below and
Bank of America, N.A. as
  Administrative Agent
231 South LaSalle Street
Chicago, Illinois  60697

Dear Sirs:

                  I am counsel to Metropolitan Life Insurance Company (the "Company"), a New York stock life insurance company, and in such capacity have represented the Company, MetLife, Inc. ("MetLife"), a Delaware corporation, and MetLife Funding, Inc., a Delaware corporation ("Funding" and together with the Company and MetLife, the "Borrowers"), in connection with the Credit Agreement dated as of April 23, 2002 (the "Credit Agreement"), among the Borrowers, the lenders named therein, Bank One, NA, Citibank, N.A., JPMorgan Chase Bank. and Wachovia Bank, N.A., as Co-Syndication Agents and Bank of America, N.A., as Administrative Agent, providing for loans to be made by said lenders to the Borrowers in an aggregate principal amount not to exceed $1,250,000,000. Terms defined in the Credit Agreement are used herein with the same meanings. This opinion is being delivered pursuant to Section 5.1(b) of the Credit Agreement.

                  In rendering the opinions expressed below, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                  In my examination, I have assumed the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Agreement.

                  In rendering the opinions expressed below, I have assumed, with respect to the Credit Agreement, that (except, to the extent expressly set forth in the opinions below, as to the Borrowers):

                  (i) it has been duly authorized by, has been duly executed and delivered by, and constitutes the legal, valid and binding and enforceable obligations of, all of the parties thereto;

                  (ii) all signatories thereto have been duly authorized; and

                  (iii) all of the parties thereto are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Agreement.

                  Upon the basis of the foregoing, I am of the opinion that:

                  1. (a) MetLife is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (b) the Company is a stock life insurance company duly organized, validly existing and in good standing under the laws of New York; (c) Funding is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (d) each of the Borrowers has all requisite corporate power and authority to carry on its business as now conducted; and (e) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, MetLife and each of its Material Subsidiaries is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  2. The Transactions are within each Borrower's corporate powers and have been duly authorized by all necessary corporate action. The Credit Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

                  3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Borrower or any order of any Governmental Authority, and (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Borrower or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower.

                  4. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to my knowledge, threatened against or affecting MetLife or any of its Material Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely, individually or in the aggregate, to result in a Material Adverse Change (other than the Disclosed Matters) or (b) that involve the Credit Agreement or the Transactions.

                  5. Neither MetLife nor any of its Material Subsidiaries (other than Funding) is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, and Funding is an "investment company" as defined in such Act that is exempt from the requirements of such Act. Neither MetLife nor any of its Material Subsidiaries is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 10.3 of the Credit Agreement may be limited by laws or public policy limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction.

                  (B) The enforceability of provisions of the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (C) I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lenders may impose, (ii) the last sentence of Section 2.16(c) of the Credit Agreement, and (iii) the first sentence of Section 10.9(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement.

                  The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware, and I do not express any opinion as to the laws of any other jurisdiction.

                  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in the Loans) without my prior written consent.

                                Very truly yours,

                                                                       EXHIBIT C

                                 L/C Application

TO:      Bank of America, as L/C Administrator

         Reference is made to the Credit Agreement (as from time to time amended, the "Credit Agreement") among MetLife, Inc., Metropolitan Life Insurance Company, MetLife Funding Inc., certain lenders, Bank One, NA, Citibank, N.A., JPMorgan Chase Bank. and Wachovia Bank, N.A., as Co-Syndication Agents and Bank of America, N.A., as Administrative Agent. All capitalized terms used in this L/C Application which are defined in the Credit Agreement shall have the meanings set forth therein unless otherwise defined in this L/C Application or the context otherwise requires.

         The undersigned Applicant hereby applies for the issuance of a Letter of Credit as follows:

         1. The Letter of Credit shall be in the amount of $__________.

         2. The Applicant shall be ____________ [and the Co Applicant shall be ________].

         3. The date of Issuance of the Letter of Credit shall be _____________.

         4. The expiry date of the Letter of Credit shall be ________________.

         5. [NAME OF BANK shall be Issuing Lender and all other Lenders shall be Participating Lenders.]

         6. The name and address of the Beneficiary is ____________.

         7. The documents, if any, to be delivered by the Beneficiary in case of a drawing under the Letter of Credit shall be ___________________.

         8. Any drawing under the Letter of Credit shall be accompanied by a certificate in the form attached.

         This L/C Application and the Letter of Credit shall be governed by, and be subject to the terms of, Article III of the Credit Agreement.

         The undersigned hereby execute[s] this L/C Application this _________ day of _______, 200__.

                                            [Applicant]

                                            By:_________________________________
                                            Title:______________________________



                                            [Co Applicant]

                                            By:_________________________________
                                            Title:______________________________





                                       2